State of Delaware
Secretary of State
Division of Corporations
Delivered 12:43 PM 09/19/2006
FILED 12:27 PM 09/19/2006
SRV 060861963 - 4221760 FILE

CERTIFICATE OF INCORPORATION

OF

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation is China Security & Surveillance Technology, Inc. (the "Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of common stock, $.0001 par value per share.

FIFTH: The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws of the Corporation, except to the extent that the By-Laws otherwise provide.

SIXTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under § 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of § 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the

stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of § 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

NINTH: The name and mailing address of the sole Incorporator of the Corporation is Qixiang Sun, c/o Thelen Reid & Priest LLP, 701 Eighth Street, N.W., Washington, DC 20001.

IN WITNESS WHEREOF, the undersigned, being the sole Incorporator hereinabove named, does hereby certify that the facts hereinabove stated are truly set forth and, accordingly, hereby executes this Certificate of Incorporation this 19th day of September, 2006.

/s/Qixiang Sun
Qixiang Sun, Incorporator

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
FOREIGN CORPORATION INTO
A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is China Security & Surveillance Technology, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is China Security and Surveillance Technology Inc., a British Virgin Islands corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is China Security & Surveillance Technology, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is 100,000,000 shares of common stock, par value $0.01.

SIXTH: The merger is to become effective on November 14, 2006.

SEVENTH: The Agreement of Merger is on file at 13/F, Shenzhen Special Zone Press Tower, Shennan Rd., Futian, ShenZhen, 518034, P. R.C., an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 14th day of November, A.D., 2006.

By: [signature]
Authorized Officer

Name: Guoshen Tu
Print or Type

Title: CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:35 AM 11/14/2006
FILED 09:35 AM 11/14/2006
SRV 061040186 - 4221760 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:18 PM 02/04/2008
FILED 12:16 PM 02/04/2008
SRV 080114345 - 4221760 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

China Security & Surveillance Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name of the corporation is China Security & Surveillance Technology, Inc. (the "Corporation").

SECOND: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on September 19, 2006.

THIRD: The Certificate if Incorporation of the Corporation is hereby amended by deleting Article FOURTH in its entirety and substituting the following in lieu thereof:

"FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is Three Hundred Million (300,000,000) shares, consisting of Two Hundred Ninety Million (290,000,000) shares of common stock, par value $.0001 per share ('Common Stock') and Ten Million (10,000,000) shares of preferred stock, par value $.0001 per share ('Preferred Stock').

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Amendment, the Certificate of Incorporation of the Corporation, the By-Laws of the Corporation or any agreement in existence from time-to-time among the stockholders of the Corporation and the Corporation, no vote of the holders of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Article FOURTH, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

FIFTH: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the written consent of all of the members of the Board of Directors of the Corporation and the affirmative vote of the holders of a majority of the Corporation's issued and outstanding capital stock entitled to vote thereon pursuant to Sections 141(f) and 228, respectively, of the General Corporation Law of the State of Delaware at a special meeting of the stockholders of the Corporation held on February 1, 2008.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this 4th day of February, 2008.

/s/Guoshen Tu

Guoshen Tu

Chairman and Chief Executive Officer